Exhibit 10.2

EXECUTION VERSION

ESCROW AGREEMENT

ESCROW AGREEMENT (this “Agreement”), dated as of November 20, 2015, among U.S. Bank National Association, as escrow agent (in such capacity, the “Escrow Agent”), The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”), and CCOH Safari, LLC, a Delaware limited liability company (the “Escrow Issuer”). Unless otherwise specified, all capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture (as defined below).

R E C I T A L S

WHEREAS, this Agreement is being entered into in connection with the Indenture, dated as of the date hereof (the “Base Indenture”), among CCO Holdings, LLC (“CCO Holdings”), CCO Holdings Capital Corp. (together with CCO Holdings, the “Issuers”), the Escrow Issuer and the Trustee and the first supplemental indenture thereto, dated as of the date hereof (together with the Base Indenture, the “Indenture”), between the Escrow Issuer and the Trustee;

WHEREAS, pursuant to the terms of the Indenture, the Escrow Issuer is liable for all obligations with respect to the Notes (as defined below), in an aggregate principal amount of $2.5 billion;

WHEREAS, an aggregate amount of $2,533,940,972.22 (the “Initial Escrow Deposit”) will be deposited into the Escrow Account (as defined below) on the date hereof;

WHEREAS, as security for its obligations under the Indenture, the Escrow Issuer hereby grants to the Trustee, for the sole and exclusive benefit of the Holders, a first priority security interest in and lien on the Collateral (as defined below); and

WHEREAS, the parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be held in and disbursed from the Escrow Account and released from the security interest and lien described above.

A G R E E M E N T

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

“Additional Deposit Amount” means the First Additional Deposit Amount or the Second Additional Deposit Amount.

“Additional Deposit Date” means the First Additional Deposit Date or the Second Additional Deposit Date.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Collateral” has the meaning set forth in Section 6(a).

“Eligible Escrow Investments” means (a) direct obligations of the United States of America or an agency thereof or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America or an agency thereof, in each case maturing not more than 90 days from the date of purchase; (b) U.S. dollar denominated institutional money market funds governed by Rule 2a-7 under the Investment Company Act of 1940 and rated “Aaam” by S&P and “Aaam” by Moody’s, including funds managed by the Escrow Agent or any of its affiliates; (c) U.S. dollar denominated deposit accounts, U.S. time deposits or Eurodollar time deposits, maturing not more than 90 days from the date of purchase, with commercial banks which have a rating on their short-term deposits on the date of deposit or purchase of “A-1” or “A-l+” by S&P and “P-1” by Moody’s (ratings on holding companies are not considered as the rating of the bank) and which have a combined capital and surplus of not less than $500,000,000 as set forth in their most recent annual report of condition; or (d) U.S. dollar denominated commercial paper maturing not more than 90 days from the date of purchase with ratings on the date of purchase of “A-1” or “A-l+” by S&P and “P-1” by Moody’s; provided that the Escrow Agent will not be directed to invest in investments that the Escrow Agent in its sole reasonable discretion determines are not administratively feasible with the Escrow Agent’s policy or practices.

“Escrow Account” has the meaning set forth in Section 2(a)(i).

“Escrowed Property” has the meaning set forth in Section 2(a)(ii).

“Escrow Release” means the release of the Escrowed Property by the Escrow Agent as directed by the Escrow Issuer pursuant to a Release Request.

“Escrow Release Conditions” means:

(i) the Escrow Issuer shall have merged into CCO Holdings and the Issuers shall have, pursuant to a supplemental indenture to the Indenture, assumed all obligations of the Escrow Issuer in respect of the Notes;

(ii) all conditions precedent to the consummation of the Acquisition Transactions shall have been satisfied or waived in accordance with the terms of the Acquisition Agreement (other than those conditions that by their terms are to be satisfied substantially concurrently with the consummation of the Acquisition Transactions) and, substantially concurrently with the consummation of the Acquisition Transactions, Time Warner Cable Inc. and its subsidiaries shall become subsidiaries of CCO Holdings; and

(iii) the Escrowed Property shall have been used to consummate the Acquisition Transactions; provided that the terms of the Acquisition Agreement shall not have been amended, modified, consented to or waived and the Acquisition Agreement shall not have been terminated on or prior to the Escrow Release Date except for such amendments, consents or waivers that are not materially adverse to the Issuers or any of their subsidiaries (after giving effect to the consummation of the Acquisition Transactions), taken as a whole, or to the Holders of the Notes (it being understood that any reduction in the purchase price of, or consideration paid for, the Acquisition Transactions are not materially adverse to the interests of the Issuers or any of their Subsidiaries (after giving effect to the consummation of the Acquisition Transactions), taken as a whole, or to the Holders of the Notes).

“Escrow Release Date” means the date of the Escrow Release.

“First Additional Deposit Amount” means $2,605,815,972.22 minus the fair market value of the Escrowed Property in the Escrow Account on the First Additional Deposit Date (or, if earlier, on the date on which the deposit of the First Additional Deposit Amount is made) as determined by the Escrow Agent.

“First Additional Deposit Date” means February 8, 2016.

“Indenture” has the meaning set forth in the recitals hereto.

“Initial Escrow Deposit” has the meaning set forth in the recitals hereto.

“Interest Payment Date” means February 15 and August 15 of each year, commencing on February 15, 2016 (or, if such day is not a Business Day, the next succeeding Business Day).

“Issuers” has the meaning set forth in the recitals.

“Notes” means the Escrow Issuer’s $2,500,000,000 aggregate principal amount of 5.750% Senior Notes due 2026.

“Release Request” means a certificate of a Responsible Officer of the Escrow Issuer requesting release of the Escrowed Property in the form attached hereto as Annex I, certifying as to the matters specified therein.

“Responsible Officer” of any person means the chief executive officer or chief financial officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Second Additional Deposit Amount” means $2,613,802,083.33 minus the fair market value of the Escrowed Property in the Escrow Account on the Second Additional Deposit Date (or, if earlier, on the date on which the deposit of the Second Additional Deposit Amount is made) as determined by the Escrow Agent.

“Second Additional Deposit Date” means August 8, 2016.

“Special Mandatory Redemption Date” means the fourth Business Day following a Special Mandatory Redemption Event.

“Special Mandatory Redemption Event” means the occurrence of any of the following: (i) the Escrow Agent has not received a Release Request on or prior to May 23, 2016 (or six months following such date in the event the “End Date” (as defined in the Acquisition Agreement) is extended to such date in accordance with the Acquisition Agreement and the Escrow Issuer has informed the Escrow Agent of such extension); (ii) the Escrow Issuer notifies the Escrow Agent and the Trustee in writing that the Issuers will not pursue the consummation of the Acquisition Transactions and that the Acquisition Agreement has been terminated in accordance with its terms; or (iii) the Escrow Issuer fails to deposit any Additional Deposit Amount on or prior to the applicable Additional Deposit Date.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

2. Escrow Account; Escrow Agent.

(a) Establishment of Escrow Account.

(i) Concurrently with the execution and delivery hereof, (A) the Escrow Agent shall establish an escrow account in the name of the Trustee entitled “Bank of New York Mellon Trust Company, N.A., as Trustee – CCOH Safari, LLC Escrow Account” at its office located at One U.S. Bank Plaza, 3rd Floor, St. Louis, Missouri 63101 (the “Escrow Account”) and (B) the Escrow Issuer will deposit with the Escrow Agent the Initial Escrow Deposit into the Escrow Account.

(ii) The Escrow Agent shall accept the Initial Escrow Deposit and each Additional Deposit Amount, as applicable, and shall hold such securities, funds and the proceeds thereof in the Escrow Account. All amounts so deposited, and the interest thereon, all investment thereof, and dividends, distributions and other payments or proceeds in respect of, any such deposits, less any losses incurred on investment and reinvestment of any such deposits and any amounts released pursuant to the terms of this Agreement, shall constitute the “Escrowed Property.” The Escrow Agent shall invest any portion of the Escrowed Property that is cash in Eligible Escrow Investments as directed by the Escrow Issuer in writing from time to time. The Escrow Agent is hereby directed to hold cash in a non-interest bearing transaction account and this authorization is a permanent investment direction until the Escrow Agent is directed in writing by the Escrow Issuer of permissible alternate instructions. All Escrowed Property shall be held in the Escrow Account until disbursed in accordance with the terms hereof. The Escrow Account and all property credited thereto, including the Escrowed Property, shall be under the “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) of the Trustee for the benefit of the Holders.

(iii) The obligation and liability of the Escrow Agent to make the payments and transfers required by this Agreement shall be limited to the Escrowed Property. The Escrow Agent shall not be liable for any loss resulting from any investment made pursuant to this Agreement in compliance with the provisions hereof or from the sale of any Eligible Escrow Investments required by the terms hereof or any shortfall in the value of the Escrowed Property that might result therefrom.

(b) Escrow Agent Compensation; Expense Reimbursement.

(i) The Escrow Issuer shall pay to Escrow Agent for services to be performed by it under this Agreement in accordance with the Escrow Agent’s fee schedule attached hereto as Exhibit A. The Escrow Agent shall be paid any compensation owed to it directly by the Escrow Issuer and shall not disburse from the Escrow Account any such amounts, nor shall the Escrow Agent have any interest in the Escrow Account with respect to such amounts. The provisions of this clause (i) shall survive the termination of this Agreement and survive the resignation or removal of the Escrow Agent.

(ii) The Escrow Issuer shall reimburse the Escrow Agent upon request for all reasonable and documented expenses, disbursements and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement, including compensation and the reasonable and documented expenses and disbursements of its counsel (limited to one outside counsel and one local counsel in each relevant jurisdiction). The Escrow Agent shall be paid any such expenses owed to it directly by the Escrow Issuer and shall not disburse from the Escrow Account any such amounts, nor shall the Escrow Agent have any interest in the Escrow Account with respect to such amounts. The provisions of this clause (ii) shall survive the termination of this Agreement and survive the resignation or removal of the Escrow Agent.

(c) Substitution of Escrow Agent. The Escrow Agent may resign by giving no less than 30 days’ prior written notice to the Escrow Issuer and the Trustee, and the Escrow Issuer and the Trustee may remove the Escrow Agent by giving no less than 30 days’ prior written notice to the Escrow Agent. Such resignation or removal shall take effect upon the later to occur of (i) delivery of all Escrowed Property maintained by the Escrow Agent hereunder and copies of all books, records, plans and other documents in the Escrow Agent’s possession relating to the Escrowed Property, or this Agreement, in each case to a successor escrow agent mutually approved by the Escrow Issuer and the Trustee (which approvals shall not be unreasonably withheld or delayed) and (ii) the Escrow Issuer, the Trustee and such successor escrow agent entering into this Agreement or any written successor agreement on terms no less favorable to the interests of the Trustee and the Issuers than this Agreement. The Escrow Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith, except to the limited extent set forth in Section 4. If a successor escrow agent has not been appointed or has not accepted such appointment within 30 days after notice of resignation is given to the Escrow Issuer, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent.

3. Release of Escrowed Property.

(a) If at any time prior to the occurrence of a Special Mandatory Redemption Event, the Escrow Agent receives a Release Request from the Escrow Issuer, no later than 1 p.m. Eastern Time on the Business Day prior to the Escrow Release Date (which shall be a Business Day) specified in such Release Request, the Escrow Agent will release the Escrowed Property then held by it to or for the account or at the direction of the Escrow Issuer, in each case in an amount and pursuant to the written direction to the Escrow Agent as set forth in such Release Request.

(b) Upon the occurrence of a Special Mandatory Redemption Event, the Escrow Agent shall, without the requirement of notice to or action by the Escrow Issuer, the Trustee or any other Person, release and deliver the Escrowed Property then held by it to or for the account of the Trustee pursuant to the wire instructions provided on Annex II hereto, as such Annex II may be amended from time to time in accordance with Section 9(e) hereto, not later than 11:00 a.m. Eastern Time on the Special Mandatory Redemption Date.

(c) If the Trustee delivers a written notice (substantially in the form of Annex III attached hereto) to the Escrow Agent that the Notes have become immediately due and payable pursuant to Section 6.01 of the Indenture, the Escrow Agent will release all Escrowed Property then held by it to or for the account or at the direction of the Trustee within one Business Day of receiving such notice, in each case in an amount and pursuant to the written direction to the Escrow Agent as set forth in such notice.

(d) The Trustee agrees to promptly execute and deliver or cause to be executed and delivered any instruments, documents and agreements which may be provided to it, and to promptly take all additional steps which may be reasonably requested by the Escrow Issuer to evidence and/or confirm the release of the Collateral pursuant to this Section 3, including authorizing the filing of one or more UCC amendments or termination statements in such jurisdictions and filing offices as are reasonably necessary or advisable (as determined by the Escrow Issuer) in order to terminate the applicable security interest granted herein. In connection with any release pursuant to this Section 3(d), the Escrow Issuer shall be permitted to take any action in connection therewith necessary and consistent with such release including, without limitation, the filing of UCC amendments or termination statements.

(e) The Trustee agrees that, at least one Business Day prior to each Interest Payment Date during the term of this Agreement, it shall deliver to the Escrow Agent and the Escrow Issuer a written notice (substantially in the form of Annex IV attached hereto) as to the amount of accrued but unpaid interest on the Notes due on such Interest Payment Date, and the Escrow Agent shall transfer to the Trustee, no later than 11:00 a.m. Eastern Time on such Interest Payment Date, funds in an amount as set forth in such written notice.

4. Limitation of Escrow Agent’s Liability; Responsibilities of Escrow Agent.

(a) The Escrow Agent’s responsibility and liability under this Agreement shall be limited as follows: (i) the Escrow Agent does not represent, warrant or guaranty to the Trustee or the Issuers from time to time the performance of the Escrow Issuer; (ii) the Escrow Agent shall have no liability to the Escrow Issuer or the Trustee from time to time as a consequence of performance by the Escrow Agent of its obligations hereunder, except for any gross negligence or willful misconduct of the Escrow Agent; and (iii) the Escrow Issuer shall remain solely responsible for all aspects of the Escrow Issuer’s business and conduct. In no event shall the Escrow Agent be liable (i) for relying upon any judicial or administrative order or judgment, any opinion of counsel, or any certification, instruction, notice or other writing delivered to it by the Escrow Issuer or the Trustee in compliance with the provisions of this Agreement, (ii) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document believed by it in good faith to be genuine and to have been signed or presented by the proper person, including any person believed to be a Responsible Officer, (iii) for any consequential, punitive or special damages, (iv) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians or (v) for an amount in excess of the value of the Escrowed Property, valued as of the date of deposit.

(b) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement, including without limitation any other agreement between any or all of the parties hereto or any other persons even though reference thereto may be made herein. The Escrow Agent shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth in, or in connection with, this Agreement. The Escrow Agent may rely in good faith upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. The rights and powers granted to the Escrow Agent hereunder are being granted in order to preserve and protect the Trustee’s security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Escrow Agent in connection therewith other than those imposed under applicable law. The Escrow Agent shall exercise the same degree of care in the custody and preservation of the Collateral in its possession as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement, nor be deemed to owe any fiduciary duty to the Escrow Issuer, the Trustee, the Issuers or any other party.

(c) At any time, the Escrow Agent may request in writing an instruction in writing from the Escrow Issuer (other than any disbursement pursuant to Section 6(b)(iii)), and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder; provided, however, that the Escrow Agent shall state in such request that it believes in good faith that such proposed course of action is not contrary to any provision in this Agreement. The Escrow Agent shall not be liable to the Escrow Issuer for acting without the Escrow Issuer’s consent in accordance with such a proposal on or after the date specified therein if (i) the specified date is at least five (5) Business Days after the Escrow Issuer receives the Escrow Agent’s request for instructions and its proposed course of action, and (ii) prior to so acting, the Escrow Agent has not received the written instructions requested from the Escrow Issuer.

(d) At the expense of the Escrow Issuer, the Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except for any such action taken or omitted in bad faith.

(e) In the event of any manifest ambiguity in the provisions of this Agreement with respect to any funds, securities or property deposited hereunder, or in any instruction, notice or certification delivered hereunder, the Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such funds, securities or property, and the Escrow Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing reasonably satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to hold the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of its acting. The Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary. The reasonable costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with such proceedings shall be paid by, and shall be deemed an obligation of the Escrow Issuer.

(f) No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

(g) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, terrorism or war, the failure or malfunction of communication or computer systems, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

5. Indemnity. The Escrow Issuer shall indemnify, hold harmless and defend the Escrow Agent and its directors, officers, agents, employees and controlling persons, (each, an “Indemnified Person”) from and against any and all claims, actions, obligations, liabilities and reasonable expenses, including reasonable defense costs, reasonable investigative fees and costs, reasonable legal fees, and claims for damages, arising from the Escrow Agent’s performance, or in connection with the Escrow Agent’s acceptance of appointment as the Escrow Agent under this Agreement or the Escrow Agent’s enforcement of its rights hereunder, except to the extent that such liability, expense or claim is attributable to the gross negligence or willful misconduct of any such Indemnified Person (as determined by a final judgment of a court of competent jurisdiction). The provisions of this Section 5 shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Escrow Agent.

6. Grant of Security Interest; Instructions to Escrow Agent.

(a) The Escrow Issuer hereby irrevocably grants a first priority security interest in and lien on, and pledges, assigns, transfers and sets over to the Trustee for the benefit of the Holders, all of its right, title and interest in, to the extent applicable, (i) the Escrow Account, the Escrowed Property and all “financial assets” (as such term is defined in Section 8-102(a) of the UCC) and other property now or hereafter placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the Escrow Account, including, without limitation, all funds held therein, and all Eligible Escrow Investments held by (or otherwise maintained in the name of) the Escrow Agent pursuant to Section 2; (ii) all “security entitlements” (as such term is defined in Section 8-102(a) of the UCC) from time to time credited to the Escrow Account; (iii) all claims and rights of whatever nature which the Escrow Issuer may now have or hereafter acquire against any third party in respect of any of the Collateral described in this Section 6 (including any claims or rights in respect of any security entitlements credited to an account of the Escrow

Agent maintained at The Depository Trust Company or any other “clearing corporation”) or any other “securities intermediary” (as such terms are defined in Section 8-102(a) of the UCC); (iv) all rights which the Escrow Issuer has under this Agreement and all rights it may now have or hereafter acquire against the Escrow Agent in respect of its holding and managing all or any part of the Collateral; and (v) all “proceeds” (as such term is defined in Section 9-102(a) of the UCC) of any of the foregoing (collectively, the “Collateral”), in order to secure the obligations under this Agreement, the Indenture and the Notes (the “Secured Obligations”). The Escrow Agent hereby acknowledges the Trustee’s security interest and lien as set forth above. The Escrow Issuer shall take all actions and shall direct the Trustee in writing to take all actions necessary on its part to insure the continuance of a perfected first priority security interest in the Collateral in favor of the Trustee in order to secure all Secured Obligations. The Escrow Issuer shall not grant or cause or permit any other person to obtain a security interest, encumbrance, lien or other claim, direct or indirect, in the Escrow Issuer’s right, title or interest in the Escrow Account or any Collateral.

(b) The Escrow Issuer and the Trustee hereby irrevocably instruct the Escrow Agent to, and the Escrow Agent shall:

(i) maintain the Escrow Account for the sole and exclusive benefit of the Trustee on its own behalf and on behalf of the Holders to the extent specifically required herein; treat all property in the Escrow Account as “financial assets” (as defined in Section 8-102(a) of the UCC); provided that the Escrow Agent shall have received indemnity from the Escrow Issuer satisfactory to the Escrow Agent, take all steps reasonably specified in writing by the Escrow Issuer pursuant to this Section 6 to (x) cause the Trustee to enjoy continuous perfected first priority security interest under the UCC, any other applicable statutory or case law or regulation of the State of New York and any applicable law or regulation of the United States in the Collateral and (y) except as otherwise required by law, maintain the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims of any nature now or hereafter existing in favor of anyone other than the Trustee;

(ii) promptly notify the Trustee if a Responsible Officer of the Escrow Agent receives written notice that any Person other than the Trustee has or purports to have a lien or security interest upon any portion of the Collateral; and

(iii) transfer the Collateral to the Trustee to the extent required by Section 3(b), Section 3(c) or Section 3(e).

The lien and security interest provided for in this Section 6 shall automatically terminate and cease as to, and shall not extend or apply to, and the Trustee and the Escrow Agent shall have no security interest in, any funds, securities or property disbursed by the Escrow Agent to the Escrow Issuer at such time as the Escrowed Property is released from the escrow on the Escrow Release Date. The Escrow Agent shall not have any right to receive compensation from the Trustee and shall have no authority to obligate the Trustee or to compromise or pledge its security interest hereunder. Accordingly, the Escrow Agent is hereby directed to cooperate with the Trustee in the exercise of its rights in the Collateral provided for herein.

(c) The Escrow Issuer will execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Trustee and take any other actions that are necessary or desirable to perfect, continue the perfection of, or protect the first priority of the Trustee’s security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons or to effect the purposes of this Agreement and agree to file or to cause to be filed one or more UCC financing statements and continuation statements in such jurisdictions and filing offices and containing such description of collateral as are reasonably necessary or advisable in order to perfect the security interest granted herein. The Escrow Issuer also hereby authorizes the Trustee to file any financing or continuation statements with respect to the Collateral without its respective signature (to the extent permitted by applicable law). The Escrow Issuer shall pay all reasonable and documented out-of-pocket costs incurred in connection with any of the foregoing, it being understood that the Trustee shall have no duty to determine whether to file or record any document or instrument relating to Collateral. Neither the Trustee nor the Escrow Agent shall have any duty or obligation to file or record any document or otherwise to see to the grant or perfection of any security interest granted hereunder.

(d) The Escrow Issuer hereby appoints the Trustee as attorney-in-fact with full power of substitution to do any act that the Escrow Issuer is obligated hereby to do, and the Trustee may, but shall not be obligated to, upon the occurrence and during the continuation of an Event of Default, exercise such rights as the Escrow Issuer might exercise with respect to the Collateral and take any action in the Escrow Issuer’s name to protect the Trustee’s security interest hereunder.

(e) Notwithstanding anything to the contrary herein, if at any time the Escrow Agent shall receive any “entitlement order” (as such term is defined in Section 8-102(a)(8) of the UCC) or other instructions issued by the Trustee directing the disposition of funds in the Escrow Account or otherwise related to the Escrow Account, the Escrow Agent shall comply with any such entitlement order or other instructions without further consent by the Escrow Issuer or any other person.

(f) The Escrow Agent represents that it is a “securities intermediary” and that the Escrow Account is a “securities account” (as each such term is defined in the UCC).

(g) The Escrow Issuer represents and warrants that it was duly organized and is validly existing as a Delaware limited liability company and is not organized under the laws of any other jurisdiction, and during the term of this Agreement, it will not change its legal name, identity or organizational structure or jurisdiction of organization without giving the Trustee prompt written notice and within thirty (30) days it shall have taken all actions reasonably necessary to maintain the perfection and priority of the security interest granted hereunder, if applicable.

(h) The Escrow Issuer hereby confirms that the arrangements established under this Section 6 constitute “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) by the Trustee of the Escrow Account and the Escrowed Property credited thereto. The Escrow Agent and the Escrow Issuer have not entered and will not enter into any other agreement with respect to control of the Escrow Account or purporting to limit or condition the obligation of the Escrow Agent to comply with any orders or instructions of the Trustee with respect to the Escrow Account as set forth in this Section 6. In the event of any conflict with respect to control over the Escrow Account between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

(i) The Escrow Agent hereby agrees that any security interest in, lien on, encumbrance, claim or right of setoff against, the Escrow Account or any funds therein or credited thereto that it now has or subsequently obtains shall be subordinate to the security interest of the Trustee in the Escrow Account and the funds therein or credited thereto. The Escrow Agent agrees not to exercise any present or future right of recoupment or set-off against the Escrow Account or to assert against the Escrow Account any present or future security interest, banker’s lien or any other lien or claim (including claim for penalties) that the Escrow Agent may at any time have against or in the Escrow Account or any funds therein or credited thereto. The Escrow Agent hereby agrees that it shall not change the name or account number of the Escrow Account without the prior written consent of the Trustee.

7. Termination. This Agreement and the security interest in the Escrowed Property evidenced by this Agreement shall terminate automatically and be of no further force or effect upon the distribution of all Escrowed Property in accordance with Section 3 hereof; provided, however, that the obligations of the Escrow Issuer under Section 2(b) and Section 5 (and any existing claims thereunder) shall survive termination of this Agreement and the resignation or removal of the Escrow Agent.

8. Security Interest Absolute. All rights of the Trustee for its own benefit and the benefit of the Holders and security interests hereunder, and all obligations of the Escrow Issuer hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

(c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Secured Obligations; or

(d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Escrow Issuer in respect of the Secured Obligations or of this Agreement.

9. Miscellaneous.

(a) Waiver. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

(b) Invalidity. If for any reason whatsoever any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties’ intent.

(c) Assignment. This Agreement is personal to the parties hereto, and the rights and duties of the Escrow Issuer hereunder shall not be assignable except with the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

(d) Benefit. This Agreement shall be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto, their successors and each Indemnified Person hereunder any benefit or any legal or equitable right, remedy or claim under this Agreement.

(e) Entire Agreement; Amendments. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Escrow Issuer from any provision of this Agreement shall be effective only with the consent of the parties hereto, and neither the Escrow Issuer, the Escrow Agent nor the Trustee shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Escrow Issuer, the Escrow Agent or the Trustee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Escrow Issuer, the Escrow Agent or the Trustee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

(f) Notices. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing (provided that each such communication to the Escrow Agent must be manually signed by the sender) and shall be deemed to have been duly given and received when actually received (i) on the day of delivery; (ii) three (3) Business Days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as set forth below; (iii) when transmitted by telecopy or email (by way of a PDF attachment thereto) to the telecopy number or email address set forth below with verbal confirmation of receipt by the telecopy operator or email recipient; or (iv) one (1) Business Day following the day timely delivered to a next-day air courier addressed as set forth below:

To the Escrow Agent:

U.S. Bank National Association, as Escrow Agent

One U.S. Bank Plaza, 3rd Floor

St. Louis, Missouri 63101

Attention: Brian J. Kabbes, Global Corporate Trust Services

Telephone: 314-418-3943

Facsimile: 314-418-1225

E-mail: brian.j.kabbes@usbank.com

and to:

U.S. Bank National Association

Trust Finance Management

60 Livingston Avenue

EP-MN-WS3T

St. Paul, MN 55107

Attention: Maria Bui

Telephone: 651-466-6092

Facsimile: 651-312-2599

E-mail: maria.biu@usbank.com

To the Trustee:

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, Illinois, 60602

Attention: Mary Callahan

Fasimile: 312-827-8542

E-mail: mary.callahan@bnymellon.com

To the Escrow Issuer:

CCOH Safari, LLC

c/o Charter Communications Operating, LLC

400 Atlantic Street

Stamford, Connecticut 06901

Attention: General Counsel

Facsimile: 203-564-1377

Email: Rick.Dykhouse@charter.com

With a copy to:

Kirkland & Ellis LLP

601 Lexington Ave.

New York, New York 10022

Attention: Christian O. Nagler

Facsimile: 212-446-4900

Email: cnagler@kirkland.com

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section 9(f). Notwithstanding the foregoing, notices and other communications to the Trustee or the Escrow Agent pursuant to clauses (ii) and (iv) of this Section 9(f) shall not be deemed duly given and received until actually received by the Trustee or the Escrow Agent, as applicable, at its address set forth above.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

(h) Captions. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

(i) Choice of Law; Submission to Jurisdiction. THE EXISTENCE, VALIDITY, CONSTRUCTION, OPERATION AND EFFECT OF ANY AND ALL TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT JURISDICTION OVER SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT MAY BE EXERCISED BY A COMPETENT COURT OF THE CITY AND STATE OF NEW YORK, OR BY A COMPETENT UNITED STATES COURT, SITTING IN NEW YORK CITY. THE ESCROW ISSUER, THE TRUSTEE AND THE ESCROW AGENT HEREBY SUBMIT TO THE PERSONAL JURISDICTION OF SUCH COURTS. FOR PURPOSES OF THE UCC, THE ESCROW AGENT’S “JURISDICTION” (WITHIN THE MEANING OF SECTIONS 8-110 AND 9-305 OF THE UCC) SHALL BE THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES THE RIGHT TO A TRIAL BY JURY AND TO ASSERT COUNTERCLAIMS OTHER THAN MANDATORY COUNTERCLAIMS IN ANY ACTION OR PROCEEDING RELATING TO OR ARISING FROM, DIRECTLY OR INDIRECTLY, THIS AGREEMENT. THE ESCROW ISSUER HEREBY WAIVES PERSONAL SERVICE OF

PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT THE ADDRESS LAST SPECIFIED FOR NOTICES HEREUNDER, AND SUCH SERVICE SHALL BE DEEMED COMPLETED TEN (10) CALENDAR DAYS AFTER THE SAME IS SO MAILED. FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE, NEW YORK SHALL BE THE ESCROW AGENT’S JURISDICTION.

(j) Representations and Warranties of the Escrow Issuer. The Escrow Issuer hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms (except as the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors’ rights and remedies generally and except as the enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity). The execution, delivery and performance of this Agreement by the Escrow Issuer does not violate any material applicable law or regulation to which the Escrow Issuer is subject and does not require the consent of any governmental or other regulatory body to which the Escrow Issuer is subject, except for such consents and approvals as have been obtained and are in full force and effect. The Escrow Issuer is, with respect to the Collateral it is delivering pursuant to this Agreement, the beneficial owner of such Collateral, free and clear of any Lien or claims of any Person (except for the security interest granted under this Agreement) and are the only “entitlement holders” (as defined in Section 8-102(a)(7) of the UCC) of the Escrow Account and the “financial assets” (as defined in Section 8-102(a) of the UCC).

(k) Representations and Warranties of Escrow Agent and Trustee. The Escrow Agent hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation enforceable in accordance with its terms. The Trustee hereby represents and warrants that the person executing this Agreement is duly authorized to so execute this Agreement, and that this Agreement has been duly executed and delivered on its behalf.

(l) No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another pledge, security or debt agreement of the Escrow Issuer or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

(m) Interpretation of Agreement. All terms not defined herein or in the Indenture shall have the meaning set forth in the UCC, except where the context otherwise requires. To the extent a term or provision of this Agreement relating to the Trustee or the Escrow Issuer conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

(n) Survival of Provisions. All representations, warranties and covenants of the Escrow Issuer contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement.

(o) Patriot Act. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Trustee and/or the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Trustee and/or the Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

(p) Security Advice. The Trustee and the Escrow Issuer each acknowledge that regulations of the Comptroller of the Currency grant them the right to receive brokerage confirmations of the security transactions as they occur. The Trustee and the Escrow Issuer each specifically waive such notification to the extent permitted by law and will receive periodic cash transaction statements that will detail all investment transactions.

(q) Incorporation by Reference. In connection with its execution and acting hereunder, the Trustee is entitled to all rights, privileges, protections, benefits, immunities and indemnities provided to it under the Indenture.

(r) Dealings. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of any other party hereto and become pecuniarily interested in any transaction in which any other party hereto may be interested, and contract and lend money to any other party hereto and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for any other party hereto or for any other entity.

10. Tax Reporting. The Escrow Agent shall have no responsibility to advise the Escrow Issuer and the Trustee regarding the tax consequences of this Agreement. The Escrow Issuer and the Trustee shall provide the Escrow Agent Form W-9 and Form W-8, as applicable, for each payee, together with any other documentation and information reasonably requested by the Escrow Agent in connection with the Escrow Agent’s reporting obligations under applicable regulations of the United States Internal Revenue Service (“IRS”). If such tax documentation is not so provided, the Escrow Agent is authorized to withhold taxes as required by the IRS. The Escrow Issuer has determined that any interest or income on the Escrowed Property shall be reported on an accrual basis and deemed to be for the account of the Escrow Issuer. The Escrow Issuer shall accurately provide the Escrow Agent with all information reasonably requested by the Escrow Agent in connection with the preparation and filing with the IRS of all applicable Form 1099 and Form 1042-S documents with respect to all distributions as well as in the performance of the Escrow Agent’s reporting obligations under the Foreign Account Tax Compliance Act and Foreign Investment in Real Property Tax Act or other applicable law or regulation. The parties to this Agreement agree that they are not relieved of their respective obligations, if any, to prepare and file information reports under Section 6041 of the Internal Revenue Code of 1986, as amended (the “Code”) Code, and the Treasury regulations thereunder, with respect to amounts of imputed interest income, as determined pursuant to Sections 483 or 1272 of the Code. The Escrow Agent shall not be responsible for determining or reporting such imputed interest.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day first above written.

[Signature Pages Follow]

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

By:	/s/ Brian J. Kabbes
Name: Brian J. Kabbes Title: Vice President

[Signature Page to Escrow Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
Name: Teresa Petta Title: Vice President

[Signature Page to Escrow Agreement]

CCOH SAFARI, LLC, as Escrow Issuer

By:	/s/ Thomas M. Degnan
Name: Thomas M. Degnan Title: Senior Vice President - Finance and Corporate Treasurer

[Signature Page to Escrow Agreement]

ANNEX I

FORM OF OFFICER’S CERTIFICATE - RELEASE REQUEST

CCOH SAFARI, LLC

c/o CHARTER COMMUNICATIONS OPERATING, LLC

400 Atlantic Street

Stamford, Connecticut 06901

[            ], 20[    ]

U.S. Bank National Association, as Escrow Agent

One U.S. Bank Plaza, 3rd Floor

St. Louis, Missouri 63101

Attention: Brian J. Kabbes, Global Corporate Trust Services

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, Illinois, 60602

Attention: Mary Callahan

Re: Release Request Officer’s Certificate

Ladies and Gentlemen:

We refer to the Escrow Agreement, dated as of November 20, 2015 (the “Escrow Agreement”), among you (the “Escrow Agent”), The Bank of New York Mellon Trust Company, N.A., as trustee, and CCOH Safari, LLC, a Delaware limited liability company (the “Escrow Issuer”). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

This Officer’s Certificate constitutes a Release Request under the Escrow Agreement.

The Escrow Issuer hereby notifies you and certifies to you as follows pursuant to Section 3(a) of the Escrow Agreement:

1. As of the date hereof, substantially concurrently with the release of such Escrowed Property to the Escrow Issuer, the Escrow Release Conditions will be satisfied.

2. The release of the entire amount of funds from the Escrow Account is permitted in accordance with Section 3(a) of the Escrow Agreement and shall be released prior to 11:00 a.m. (Eastern Time) on [            ], 20[     ] pursuant to the wire instructions set forth on Schedule A hereto.

[SIGNATURE PAGE FOLLOWS]

The Escrow Agent is entitled to rely on the foregoing in disbursing Escrowed Property as specified in this Release Request.

CCOH SAFARI, LLC

By:
Name: Title:

Schedule A

WIRE INSTRUCTIONS

Escrow Issuer
Proceeds to be delivered:	[ ]
Name of Bank:	[ ]
ABA Number of Bank:	[ ]
Account Number at Bank:	[ ]
Name of Account:	[ ]
OBI Field F/F/C #:	[ ]
Attention:	[ ]

ANNEX II

TRUSTEE WIRE INSTRUCTIONS

Name of Bank:	[ ]
ABA Number of Bank:	[ ]
For credit to:	[ ]
Account Name:	[ ]
Attention:	[ ]
Telephone:	[ ]

II-1

ANNEX III

FORM OF TRUSTEE’S WRITTEN DIRECTION TO RELEASE

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, Illinois, 60602

[            ], 20[    ]

U.S. Bank National Association, as Escrow Agent

One U.S. Bank Plaza, 3rd Floor

St. Louis, Missouri 63101

Attention: Brian J. Kabbes, Global Corporate Trust Services

Re: Release of Escrowed Property

Ladies and Gentlemen:

We refer to the Escrow Agreement, dated as of November 20, 2015 (the “Escrow Agreement”), among you (the “Escrow Agent”), The Bank of New York Mellon Trust Company, N.A., as trustee, and CCOH Safari, LLC, a Delaware limited liability company (the “Escrow Issuer”). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

We hereby notify you that the Notes have become immediately due and payable pursuant to Section 6.01 of the Indenture and, in accordance with Section 3(c) of the Escrow Agreement, you are hereby directed to release all Escrowed Property to us prior to 11:00 a.m. (Eastern Time) on [            ], 20[ ] pursuant to the wire instructions set forth on Schedule A hereto.

The Escrow Agent is entitled to rely on the foregoing in disbursing Escrowed Property as specified in this letter.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Name: Title:

III-1

Schedule A

WIRE INSTRUCTIONS

Trustee
Proceeds to be delivered:	[ ]
Name of Bank:	[ ]
ABA Number of Bank:	[ ]
For credit to:	[ ]
Account Name:	[ ]
Attention:	[ ]
Telephone:	[ ]

III-2

ANNEX IV

FORM OF TRUSTEE’S WRITTEN DIRECTION TO MAKE INTEREST PAYMENT

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, Illinois, 60602

[            ], 20[    ]

U.S. Bank National Association, as Escrow Agent

One U.S. Bank Plaza, 3rd Floor

St. Louis, Missouri 63101

Attention: Brian J. Kabbes, Global Corporate Trust Services

CCOH SAFARI, LLC

c/o Charter Communications Operating, LLC

400 Atlantic Street

Stamford, Connecticut 06901

Attention: General Counsel

Re: Payment on Interest Payment Date

Ladies and Gentlemen:

We refer to the Escrow Agreement, dated as of November 20, 2015 (the “Escrow Agreement”), among you (the “Escrow Agent”), The Bank of New York Mellon Trust Company, N.A., as trustee, and CCOH Safari, LLC, a Delaware limited liability company (the “Escrow Issuer”). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

We hereby notify you that an aggregate amount of $[            ] accrued and unpaid interest on the Notes is payable on [the applicable Interest Payment Date] and, in accordance with Section 3(e) of the Escrow Agreement, you are hereby directed to release funds equal to such amount to us prior to 11:00 a.m. (Eastern Time) on [the applicable Interest Payment Date] pursuant to the wire instructions set forth on Schedule A hereto.

The Escrow Agent is entitled to rely on the foregoing in disbursing Escrowed Property as specified in this letter.

[SIGNATURE PAGE FOLLOWS]

IV-1

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Name: Title:

IV-2

Schedule A

WIRE INSTRUCTIONS

Trustee
Proceeds to be delivered:	[ ]
Name of Bank:	[ ]
ABA Number of Bank:	[ ]
For credit to:	[ ]
Account Name:	[ ]
Attention:	[ ]
Telephone:	[ ]

IV-3